UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 16, 2006

ZUMIEZ INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-51300	91-1040022
(Commission File Number)	(IRS Employer Identification No.)

6300 Merrill Creek Parkway, Suite B, Everett, Washington	98203
(Address of Principal Executive Offices)	(Zip Code)

(425) 551-1500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement

On May 16, 2006, Zumiez Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Gerald R. Anderson (“Anderson”), Brandon C. Batton (“Batton”), AC Fast Forward LLC (“ACFF”) and AC Fast Forward Mgt., LLC (“ACFF Mgt”). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company will acquire all of the outstanding equity interests of Action Concepts Fast Forward, Ltd. (“Fast Forward”) from Anderson, Batton, ACFF and ACFF Mgt (the “Acquisition”).

The aggregate purchase price to be paid in connection with the Acquisition will be approximately $14 million, subject to working capital and other adjustments as set forth in the Purchase Agreement. In connection with the Acquisition, Anderson and Batton have agreed not to compete with the Company and/or Fast Forward for a period of two years. The Purchase Agreement provides for a small escrow holdback amount to the purchase price and the Purchase Agreement also contains customary representations and warranties and indemnification provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.
(Registrant)

Date: May 22, 2006	By:	/s/ Richard M. Brooks

Richard M. Brooks
President and Chief Executive Officer